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                                                                   EXHIBIT 10.08


                         Full Recourse Promissory Note
                         -----------------------------


                             Sunnyvale, California


$__________                                                  ___________, _____



Reference is made to that certain _____________________ (the "Agreement") of even date herewith, by and between the undersigned (the "Employee") and NetScreen Technologies, Inc., a Delaware corporation (the "Company"), issued to Employee under the Company's 1997 Equity Incentive Plan (the "Plan"). This Secured Full Recourse Promissory Note (the "Note") is being tendered by Employee to the Company as part of the total purchase price of the Shares (as defined below) pursuant to the Agreement.

          1. Obligation. In exchange for the issuance to the Employee pursuant to the Agreement of ________ shares of the Company's Common Stock (the "Shares"), receipt of which is hereby acknowledged, Employee hereby promises to pay to the order of the Company on or before _________, _____ at the Company's principal place of business or at such other place as the Company may direct, the principal sum of __________________ ($_______) together with interest compounded annually at the rate of _____%. All payments hereunder shall be made lawful tender of the United States.

          2. Events of Default. Employee will be deemed to be in default under this Note upon the occurrence of any of the following events (each an "Event of Default"): (i) upon Employee's failure to make any payment when due under this Note; which failure shall continue for a period of ten (10) days after such due date; (ii) Employee is Terminated (as defined in the Plan); (iii) the failure of any representation or warranty in the Agreement to have been true, the failure of Employee to perform any obligation under the Agreement, or upon any other material breach by the Employee of the Agreement; (iv) upon the filing regarding the Employee of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors; or (v) upon the execution by Employee of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Employee's assets or property.

          3. Acceleration; Remedies On Default. Upon the occurrence of any Event of Default, at the option of the Company, all principal and other amounts owed under this Note shall become immediately due and payable without notice or demand on the part of the Company, and the Company will have, in addition to its rights and remedies under this Note, the Agreement, full recourse against any real, personal, tangible or intangible assets of Employee, and may pursue any legal or equitable remedies that are available to it.

          4. Prepayment. Prepayment of principal and/or other amounts owed under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the

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Company, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note or the Agreement, (ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal.

          5. Governing Law; Waiver. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Employee hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

          6. Attorneys' Fees. If suit is brought for collection of this Note, Employee agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

          IN WITNESS WHEREOF, Employee has executed this Note as of the date and year first above written.






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Employee's Name                          Employee's Signature





 [Signature page to NetScreen Technologies, Inc. Full Recourse Promissory Note]